Exhibit 99.1

BJ's Restaurants Opens in San Antonio, Texas

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--BJ's Restaurants, Inc. (NASDAQ: BJRI) today announced the opening of its 75th restaurant in San Antonio, Texas, on July 21, 2008. The new BJ's Restaurant & Brewhouse is located at 22410 U.S. Highway 281 North, on the northeast intersection of US Highway 281 and Stone Oak Parkway in the Village at Stone Oak. The restaurant is part of the lifestyle retail and restaurant wing of the shopping center. The restaurant is approximately 7,800 square feet and contains seating for approximately 250 guests and features BJ’s extensive menu that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ’s highly detailed, contemporary décor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

“We are very excited to open our 75th BJ’s Restaurant in San Antonio,” commented Jerry Deitchle, Chairman and CEO. “This new restaurant is our 12th location in the state of Texas, where we have enjoyed some of our strongest comparable restaurant sales comparisons during the past couple of years, and where we continue to do well on that measure. Our opening day sales in San Antonio were stronger than we initially expected. To date, we have opened eight new BJ’s restaurants during fiscal 2008. We remain on track to open as many as seven more restaurants before the end of the year and thereby achieve our stated goal to increase our operating weeks by 20% to 25% for the full year.”

BJ's Restaurants, Inc. currently owns and operates 75 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (40), Texas (12), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1) and Louisiana (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 40 of our current 75 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ’s Restaurants, Inc.
Greg Levin, 714-500-2400